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COMMONWEALTH OF PENNSYLVANIA
INSURANCE DEPARTMENT
Office of Corporate and Financial Regulation
1345 Strawberry Square
Harrisburg, PA 17120
Telephone (717) 783-2142 Fax (717) 787-8557
www.insurance.state.pa.us
stjohnson@state.pa.us

December 22, 2003

Mr. William E. Hitselberger
Treasurer and Chief Financial Officer
PMA Capital Corporation
1735 Market Street
Philadelphia, PA 19103

        Dear Mr. Hitselberger:

        The Pennsylvania Insurance Department (“Department”) recognizes that PMA Capital Insurance Company (“PMA Re”) has decided to undertake an efficient withdrawal from the reinsurance market as a result, in part, of recent increases in its loss reserves for certain accident years. The Department desires to receive further information on a continuing basis concerning the financial condition of PMA Re and its affiliates, and PMA Re is willing to cooperate with the Department in such endeavors. Accordingly, PMA Re and the Department hereby agree, so long as this letter agreement (“Agreement”) is in effect, as follows:

1.	PMA Re shall not enter into any new reinsurance contracts, treaties, or agreements, except as may be required by law, without the prior written approval of the Department.

2.	PMA Re shall make the following reports to the Department:

a.

 A monthly summary statutory financial information report on the results of operations and the financial position of PMA Re, no later than the last day of the month following the month subject to the report, in the form approved by the Department, except that the report need not be filed with respect to the four (4) months, March, June, September or December.

b.	Any adverse tax findings by any state or federal authority concerning PMA Capital Corporation, PMA Re, or PMA Re’s Pennsylvania domestic insurance company subsidiaries.

c.

Quarterly and Annual Statements for PMA Re and its Pennsylvania domestic insurance company subsidiaries prepared in accordance with statutory accounting principles and all other regular financial reporting documents and information required by law.

d.

Any material final reports or evaluations, including supporting workpapers, prepared by PMA Re or its consultants regarding the operations of PMA Re, including but not limited to its existing or projected financial condition.

e.

Within ten (10) business days of the request of the Department, PMA Re shall file, in a form acceptable to the Commissioner, a plan for the satisfaction of PMA Re’s liabilities, which shall contain projections for the funding of each applicable year’s liabilities. Thereafter, PMA Re shall regularly review the filed plan, make revisions as necessary, and submit said plan to the Department.

f.	An annual report in which the actual results during the prior year are compared to the plan as submitted to the Department in Paragraph 2(e).

g.	Any reports as requested by the Department regarding the status of the reserves of PMA Re or its Pennsylvania domestic insurance company subsidiaries.

h.	All filings made with the Securities and Exchange Commission or other regulatory agencies by PMA Capital Corporation.

i.	All notices of securities litigation, regulatory action, and other material litigation filed against PMA Capital Corporation.

j.	Any and all interest and principal payments made, or changes to, or additions to the existing debt of PMA Capital Corporation; such reports to be submitted within five (5) business days of occurrence.

k.

Any additional reports that the Department reasonably determines are necessary to ascertain the financial condition of PMA Re or its Pennsylvania domestic insurance company subsidiaries, to be submitted within five (5) business days of request by the Department.

l.	Commutations of existing reinsurance contracts or treaties and the economic and financial impact on PMA Re, to be submitted within five (5) business days after occurrence.

m.	Any reports from A.M. Best or any changes to A.M. Best’s existing ratings of PMA Re or its Pennsylvania domestic insurance company subsidiaries.

n.	Any defaults or breaches of covenants on the debt of PMA Capital Corporation, such reports to be submitted within five (5) business days after occurrence.

o.	A five year cash flow projection for PMA Capital Corporation; such report shall be made within 10 business days after this Agreement is fully executed and shall be updated annually thereafter.

3.

PMA Re shall not make any payments, dividends, or other distributions to or engage in any transactions with any affiliate (as defined in Article XIV, Section 1401 of the Insurance Department Act of 1921, 40 P.S. §991.1401) of PMA Re, without the prior written approval of the Department.

4.	PMA Re shall not accept any non-cash capital contributions from any affiliate (as defined in Paragraph 3) without the prior written approval of the Department.

5.

PMA Re shall not make any withdrawal of monies from its bank accounts nor make any disbursement, payment, or transfer of assets in an amount exceeding five (5) percent of its then aggregate cash and investments without prior approval of the Department.

6.

PMA Re shall not make any new investment of its funds, without prior approval of the Department, unless such investment is in a fixed income security which has a National Association of Insurance Commissioners Securities Valuation Office designation of 1 or 2.

7.

PMA Re and PMA Re’s Pennsylvania domestic insurance company subsidiaries shall engage an independent actuary, subject to prior approval of the Department, to conduct actuarial assessments of their reserves as of December 31, 2003 and, as the Department deems necessary, in its sole discretion, each year thereafter. Such report of actuary and all underlying workpapers shall be filed by PMA Re with the Department by April 1 of each succeeding year.

8.	PMA Re shall not incur any debt, obligation or liability for borrowed money without the prior written approval of the Department.

9.	PMA Re shall not loan monies to any person or entity (whether or not affiliated) without the prior written approval of the Department.

10.	PMA Re shall not pledge or assign any of its assets without the prior written approval of the Department.

11.

PMA Re shall not, in any transaction or series of related transactions, dispose of any fixed assets of plant, property or equipment having a value of $100,000, or more, without the prior written approval of the Department.

12.

PMA Re shall not grant any salary increase to any PMA Re officer in excess of five (5) percent, without the prior written approval of the Department. Total annual salary increases to any PMA Re officer shall not exceed five percent (5%) of the officer’s preceding year’s salary, without the prior written approval of the Department. Total annual salary increases to PMA Re’s employees shall not exceed five percent (5%) of the aggregate of the employees’ preceding year’s salary.

13.

PMA Re shall pay no bonus, commission, stock, stock option, directors’ fees, or other type of emolument or non-salary compensation to any PMA Re officer, director or employee without the prior written approval of the Department.

14.

PMA Re shall not add any individual to the board of directors of PMA Re without prior written approval by the Department. PMA Re shall not appoint any individual as a chief executive officer, chief operating officer, chief financial officer, chief actuarial officer, general counsel or chief claims officer (or equivalent positions) (“Key Officers”) of PMA Re without prior approval by the Department.

15.

PMA Re shall not change the terms of any written group remuneration, consulting, deferred compensation or bonus plans covering all officers and employees of PMA Re, or any remuneration, consulting, deferred compensation and bonus plans covering any director of PMA Re without prior written approval of the Department, provided that this provision shall not apply to changes to benefit plans that are required to be made in order to comply with applicable legal or regulatory requirements, including ERISA, the Internal Revenue Code of 1986, as amended, or Department of Labor requirements.

16.	PMA Re shall not enter into any new third party administrator or management agreement or amend any such agreement existing on the date hereof, without prior written approval of the Department.

17.

Within 30 days of the effective date of this Agreement, PMA Re shall disclose to the Department the existence of all current written contracts or agreements having a value of $10,000, or more, between PMA Re and any person, corporation, incorporated or unincorporated association, partnership, limited partnership, limited liability partnership, joint venture, or limited liability corporation.

18.

PMA Re shall not consummate any material transactions, as defined in Chapter 27 of Title 31 of the Pennsylvania Code, with any person or entity (whether or not affiliated) without the Department’s prior written approval.

19.	PMA Re shall not change or amend PMA Re’s bylaws without prior written approval of the Department.

20.	PMA Re shall not merge or consolidate with or be acquired by any person or entity without prior approval of the Department.

21.

PMA Re shall not alter or allow the alteration of its ownership structure, or that of its Pennsylvania domestic insurance company subsidiaries, as shown on Schedule Y to PMA Re’s most recent report to the Department, without prior written approval of the Department.

22.

PMA Re and its Pennsylvania domestic insurance company subsidiaries shall not establish statutory security deposits, in addition to deposits existing on the date hereof, except to the extent required by law, with any insurance regulatory authority (other than the Commonwealth of Pennsylvania) without the Department’s prior written approval.

23.	PMA Re shall annually meet with the Department, at the Department’s request, by the end of May of each year that this Agreement is in effect to review the operating results of

PMA Re. PMA Re shall also meet with the Department at other times upon reasonable advance notice by the Department.

24.

PMA Re agrees that, if the Department engages any outside independent consultants to assist the Department in its analyses of PMA Re’s condition, the consultants’ fees shall be paid by PMA Re. The Department shall provide reasonable prior notice to PMA Re of such engagement.

25.

PMA Re shall not waive, or take any action, or fail to take any action, which may be deemed to constitute a waiver of any rights to satisfaction of obligations owed to PMA Re by any affiliate of PMA Re, without prior written approval of the Department.

26.	PMA Re shall make all books and records available to the Department for inspection upon request.

27.	PMA Re shall initiate no litigation without prior notice to the Department.

28.	PMA Re shall be subject to any additional operational or administrative restrictions deemed necessary by the Commissioner for responsible implementation of the provisions of this Agreement.

29.

This Agreement shall remain in effect until: this Agreement is superseded by a subsequent regulatory order; or, after review on an annual basis, the Commissioner determines that this Agreement is no longer necessary; or until such time as the Commissioner and PMA Re both agree that this Agreement is no longer necessary.

/s/ Stephen J. Johnson	12/22/03
Stephen J. Johnson, CPA	Date
Deputy Insurance Commissioner
Pennsylvania Insurance Department

/s/ William E. Hitselberger	12/23/2003
PMA Capital Insurance Company	Date

By: William E. Hitselberger
Treasurer and Chief Financial Officer
PMA Capital Corporation